UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2007

Darwin Professional Underwriters, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32883	03-0510450
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9 Farm Springs Road, Farmington, Connecticut		06032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-284-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Rule 5.3(k)(1)the NYSE Arca, on which the Company's common stock is listed, specifies that listed companies have an Audit Committee comprised of at least three directors, all of whom are "independent" as defined in its rules. In connection with the resignation of Robert V. Deutsch from the Board and Audit Committee (as previously reported on Form 8-K filed January 9, 2007), the NYSE Arca advised the Company that its Audit Committee should be brought back to three independent members within six months of the resignation date, or July 9, 2007.

With the election of Irving B. Yoskowitz to the Board and to the Audit Committee of the Board, as reported below in Item 5.02 of this Form 8-K, the Company meets the Audit Committee membership requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Darwin Professional Underwriters, Inc. (the "Company") reports that Irving B. Yoskowitz has been elected to its Board of Directors, to serve until the next annual meeting of stockholders and until his successor is elected and qualified. Acting under the by-law provision related to the filling of vacancies on the Board, the Company's directors elected Mr. Yoskowitz at a special board meeting held on January 18, 2007. The Board affirmatively determined that Mr. Yoskowitz has no material relationship with the Company and is therefore "independent" for purposes of SEC and NYSE Arca rules. In addition to his Board membership, Mr. Yoskowitz was elected to the Audit Committee, to fill the vacancy created when Robert Deutsch resigned from the Board.

The Company's press release concerning Mr. Yoskowitz' election is attached as an Exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Darwin Professional Underwriters, Inc.

January 19, 2007	By:	Timothy J. Curry

Name: Timothy J. Curry
Title: VP & Asst. General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release concerning Irving B. Yoskowitz, dated Jan. 19, 2007